UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 29, 2016
Diebold, Incorporated
(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio		44720-8077

(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (330) 490-4000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On February 11, 2016, Diebold, Incorporated (the "Company") furnished a current report on Form 8-K with the Securities and Exchange Commission that included an unaudited earnings release issued that same day reporting results for the fourth quarter and full year of 2015, which was furnished as Exhibit 99.1 thereto (the "Earnings Release"). For the three months ended December 31, 2015, the Earnings Release reported: (a) net sales from service of $358.3 million; (b) gross profit of $176.6 million; (c) operating profit of $30.2 million; (d) income tax benefit of $2.9 million; (e) income from continuing operations, net of tax, of $34.8 million; (f) net income attributable to Diebold of $35.7 million; (g) basic earnings per share before discontinued operations, net of tax, of $0.51; and (h) diluted earnings per share before discontinued operations, net of tax, of $0.50. For the year ended December 31, 2015, the Earnings Release reported: (a) net sales from service of $1,399.2 million; (b) gross profit of $657.0 million; (c) operating profit of $63.6 million; (d) income tax benefit of $11.8 million; (e) income from continuing operations, net of tax, of $62.6 million; (f) net income attributable to Diebold of $76.8 million; (g) basic earnings per share before discontinued operations, net of tax, of $0.94; and (h) diluted earnings per share before discontinued operations, net of tax, of $0.93.
Subsequent to the issuance of the Earnings Release, the Company determined that certain adjustments were required as a result of transitioning from our existing multiple legacy systems to a new enterprise resource planning system in North America. As a result of these adjustments, the Company reduced its service net sales by $5.0 million, increased its tax benefit by $1.9 million and reduced its net income by $3.1 million for the three-months and year ended December 31, 2015. Accordingly, in its Annual Report on Form 10-K for the year ended December 31, 2015 (the "10-K"), for the three months December 31, 2015, the Company will report: (a) net sales from service of $353.3 million; (b) gross profit of $171.6 million; (c) operating profit of $25.2 million; (d) income tax benefit of $4.8 million; (e) income from continuing operations, net of tax, of $31.7 million; (f) net income attributable to Diebold of $32.6 million; (g) basic earnings per share before discontinued operations, net of tax, of $0.46; and (h) diluted earnings per share before discontinued operations, net of tax, of $0.46. For the year ended December 31, 2015, the 10-K will report: (a) net sales from service of $1,394.2 million; (b) gross profit of $652.0 million; (c) operating profit of $58.6 million; (d) income tax benefit of $13.7 million; (e) income from continuing operations, net of tax, of $59.5 million; (f) net income attributable to Diebold of $73.7 million; (g) basic earnings per share before discontinued operations, net of tax, of $0.89; and (h) diluted earnings per share before discontinued operations, net of tax, of $0.88. These adjustments did not impact our net cash provided by operating activities.
This information shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold, Incorporated
February 29, 2016	By:	/s/ Christopher A. Chapman
		Name:	Christopher A. Chapman
		Title:	Senior Vice President and Chief Financial Officer